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                                                                   Exhibit 10(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-88693 on Form N-1A of Mercury QA Equity Series, Inc. of our reports dated as indicated below, appearing in each Fund's December 31, 2000 Annual Report.


Date of our Report                      Name
------------------                      ----

February 12, 2001                       Mercury QA Large Cap Core Fund
February 12, 2001                       Mercury QA Large Cap Value Fund
February 12, 2001                       Mercury QA Large Cap Growth Fund
February 12, 2001                       Mercury QA Mid Cap Fund
February 15, 2001                       Mercury QA Small Cap Fund
February 12, 2001                       Mercury QA International Fund


We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



/s/ Deloitte & Touche LLP


Princeton, New Jersey
April 25, 2001